Intralinks Announces Second Quarter 2016 Results

NEW YORK, NY - August 3, 2016 - Intralinks Holdings, Inc. (NYSE: IL), a leading, global SaaS provider of secure content collaboration solutions, today announced its results for the second quarter ended June 30, 2016.
"Our second quarter results demonstrate the successful execution of our strategy across the company," said Ron Hovsepian, Intralinks’ president and chief executive officer. "In our M&A use case, deal count and new business reached all-time highs and we continued to gain market share. In our Enterprise business, we continued to gain traction with our largest clients, retention rates remained high and we meaningfully expanded existing relationships as our clients increased their number of users and use cases. Also, our ongoing investment in sales capacity delivered important new customer wins during the quarter. We are well positioned to grow our business while continuing our actions to increase profit margins and free cash flow in the second half of this year and beyond."
Second Quarter 2016 Financial Highlights

•	Revenue was $73.0 million, compared to $69.0 million in the second quarter of 2015, an increase of 6%, or 7% in constant currency.

•	Enterprise revenue was $29.0 million, compared to $26.6 million in the second quarter of 2015, an increase of 9%, or 10% in constant currency.

•	M&A revenue was $36.8 million, compared to $34.7 million in the second quarter of 2015, an increase of 6%, or 7% in constant currency.

•	DCM revenue was $7.1 million, compared to $7.7 million in the second quarter of 2015, a decrease of 8% in both actual and constant currency.

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GAAP operating loss was $4.4 million, compared to $7.4 million in the second quarter of 2015. Non-GAAP adjusted operating income was $4.5 million, compared to $1.6 million in the second quarter of 2015.

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GAAP operating margin was (6.0)% compared to (10.7)% in the second quarter of 2015, an improvement of 470 basis points. Non-GAAP adjusted operating margin was 6.1% compared to 2.3% in the second quarter of 2015, an increase of 380 basis points.

•
General and administrative expense in the second quarter of 2016 declined both as a percentage of revenue and in absolute dollars as cost reduction initiatives produced results. This was the lowest level of G&A expense as a percentage of revenue in nearly three years.

•	Net cash from operations in the first half of 2016 was $12.7 million, compared to $8.0 million in the first half of 2015, an increase of nearly 60%.

•	During the quarter, Intralinks repurchased approximately 1.1 million shares of its common stock at a total cost of $8.8 million.
Business Highlights

•	Grew quota-bearing sales capacity by approximately 22% since December 31, 2015.

•	Continued to expand relationships with our existing Intralinks VIA customers with nearly half of our top 25 customers spending more with us this quarter than they were a year ago.

•
Signed important deals during the quarter with several customers from our four target industries: financial services, life sciences, energy and IP-intensive manufacturing including agreements with one of the world's largest wealth management firms, a large biotech firm and a large government contractor.

•	Grew the number of active Intralinks Dealspace customers by 10% and number of new projects by 11% year-over-year.
Business Outlook
Commenting on the company's outlook, Chris Lafond, Intralinks' chief financial officer said, "Our efforts to expand profit margins and increase free cash flow are progressing faster than we originally planned for this year and we are accelerating our efforts to rationalize our cost structure. As a result, we have increased our non-GAAP adjusted operating margin guidance for the year to 8%. In addition, we see further near-term margin expansion that would drive non-GAAP adjusted operating margin to the 12% to 14% range in 2017, which puts us on track to deliver our 20% target.  We expect to accomplish this while still driving double-digit revenue growth."
Based on information available as of August 3, 2016, Intralinks is providing guidance for 2016 as follows:
Third Quarter 2016
Revenue: $75.0 million to $76.0 million
GAAP operating loss: $(3.1) million to $(2.6) million
Non-GAAP adjusted operating income: $6.0 million to $6.5 million
GAAP net loss per share: $(0.10) to $(0.08)
Non-GAAP adjusted net income per share: $0.05 to $0.06
Full Year 2016
Revenue: $300.0 million to $306.0 million
GAAP operating loss: $(12.1) million to $(10.6) million
Non-GAAP adjusted operating income: $23.5 million to $25.0 million
GAAP net loss per share: $(0.36) to $(0.33)
Non-GAAP adjusted net income per share: $0.20 to $0.21
Our full-year guidance above is based on foreign currency exchange rates as of January 2016. Excluding the impact of fluctuations in foreign currency exchange rates, our full-year guidance reflects 10% to 12% revenue growth.
Quarterly Conference Call
Intralinks will host a conference call today at 4:30 p.m. Eastern Time (ET) to discuss the company's second quarter 2016 financial results and 2016 business outlook. To access this call, dial 888-348-8637 (domestic) or 412-902-4244 (international). A passcode is not required. This presentation will also be webcast live on the investor relations section on the Intralinks website at www.Intralinks.com/ir.
Following the conference call, a replay will be available until August 10, 2016 at 877-870-5176 (domestic) or 858-384-5517 (international). The passcode for the replay is 10090130. An archived webcast of this conference call will also be available on the investor relations section on the Intralinks website at www.Intralinks.com/ir.
About Intralinks
Intralinks Holdings, Inc. (NYSE: IL) is a global content collaboration company that provides cloud-based solutions to control the sharing, distribution and management of high value content within and across organizations according to the highest-level of security and the most stringent compliance regulations. Over 90,000 clients, 99% of the Fortune 1000 companies, have depended on Intralinks to digitally transform and simplify critical business processes, and secure high-value information. With a 20-year track record of enabling high-stakes transactions and business collaborations valued at more than $31.3 trillion, Intralinks is a trusted provider of easy-to-use, enterprise strength, cloud-based collaboration technology. For more information, visit www.intralinks.com.
Non-GAAP Financial Measures
This press release includes certain financial measures that are not prepared in accordance with generally accepted accounting principles in the United States (“GAAP” or “U.S. GAAP”). Our definitions of these non-GAAP financial measures may differ from the definitions used by other companies, including peer companies, and therefore comparability may be limited. These non-GAAP measures should be considered in addition to the company's results prepared in accordance with U.S. GAAP and should not be considered substitutes for or superior to the company's U.S. GAAP results. We endeavor to compensate for the limitations of the non-GAAP measures presented in this release by providing the comparable GAAP measures with equal or greater prominence. We encourage investors to examine the reconciling adjustments between the GAAP and non-GAAP measures, which are included in this release.
Management defines its non-GAAP financial measures as follows:

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Non-GAAP adjusted operating income represents the corresponding GAAP measure adjusted to exclude, if applicable: (1) amortization of intangible assets, (2) stock-based compensation expense and (3) impairment charges or asset write-offs.

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Non-GAAP adjusted net income represents the corresponding GAAP measure adjusted to exclude, if applicable: (1) amortization of intangible assets, (2) stock-based compensation expense and (3) impairment charges or asset write-offs. The income tax expense included in non-GAAP adjusted net income is calculated using an estimated long-term effective tax rate.

•	Non-GAAP adjusted net income per share represents non-GAAP adjusted net income (which is defined above) divided by fully diluted weighted average shares outstanding.

•	Free cash flow represents net cash provided by operating activities less capitalized software development costs and capital expenditures.

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The Company refers to growth rates at constant currency so that the results can be viewed without the impact of fluctuations in foreign currency exchange rates to facilitate comparisons of the Company's performance from one period to another. Constant currency for revenue is calculated by retranslating current and prior period revenue at a consistent rate.

Management believes that these non-GAAP financial measures, when viewed with our results under U.S. GAAP and the accompanying reconciliations, provide useful information about our period-over-period growth and provide additional information that is useful for evaluating our operating performance. In addition, free cash flow provides management with useful information for managing the cash needs of our business. Management also believes that these non-GAAP financial measures provide a more meaningful comparison of our operating results against those of other companies in our industry, as well as on a period-over-period basis, because these measures exclude items that are not representative of our operating performance, such as amortization of intangible assets and stock-based compensation expense.
Reconciliations of GAAP to Non-GAAP financial measures are included in this press release.
Forward Looking Statements
This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  This press release contains expressed or implied forward-looking statements that are not based on historical information relating to, among other things, expectations and assumptions concerning management's forecast of financial performance, future business growth, and management's plans, objectives, opportunities and strategies. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things:  the uncertainty of our future profitability; our ability to sustain positive cash flow or to attain our business objectives; periodic fluctuations in our operating results; when and on what terms we enter into contracts with customers subscribing to the Intralinks service and the impact thereof on the amount of our annualized recurring revenue at any point in time; fluctuations in currency exchange rates; our ability to manage our expected growth; risks related to our substantial debt balances and our ability to generate or obtain sufficient capital to service our debt and fund our business; our ability to maintain the security and integrity of our systems; risks associated with the privacy and protection of information in our possession; our ability to increase our penetration in our principal existing markets and expand into additional markets; our ability to expand into new geographic markets; delays in market adoption and penetration of our products and services; difficulties developing, integrating and introducing new products and services; our dependence on the volume of financial and strategic business transactions; our dependence on customer referrals and relationships; our ability to maintain and expand our direct sales capabilities; our ability to develop and maintain strategic relationships to sell and deliver our solutions; customer renewal rates and attrition; our ability to maintain the compatibility of our services with third-party applications; competition and our ability to maintain our average sales prices; our ability to adapt to changing technologies; interruptions or delays in our service; international risks; uncertainties surrounding domestic and global economic conditions; our ability to protect our intellectual property; costs of being a public company; and risks related to changes in laws, regulations or governmental policy, including data privacy and tax regulations. Further information on these and other factors that could affect our financial and other results is contained in our public filings with the Securities and Exchange Commission from time to time, including our Annual Report on Form 10-K for the year ended December 31, 2015 and subsequent quarterly reports.  Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.
Intralinks undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise.
"Intralinks", "Intralinks VIA" and the Intralinks stylized logo are registered trademarks of Intralinks, Inc. © 2016 Intralinks, Inc.

Investor Contact
Dean Ridlon
Intralinks Holdings, Inc.
617-607-3957
dridlon@intralinks.com

Media Contact:
Ian Bruce
Intralinks Holdings, Inc.
(Cell) 508-574-2016
ibruce@intralinks.com

Intralinks Holdings, Inc.
Consolidated Balance Sheets
(In Thousands, Except Share Data)
(unaudited)

	June 30, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$38,367	$47,875
Investments	1,100	12,425
Accounts receivable, net of allowances of $5,269 and $4,265, respectively	53,654	50,360
Prepaid expenses	7,444	8,595
Other current assets	2,733	3,399
Total current assets	103,298	122,654
Fixed assets, net	17,519	20,789
Capitalized software, net	50,510	46,636
Goodwill	229,848	224,383
Other intangibles, net	27,629	38,106
Other non-current assets	5,819	7,619
Total assets	$434,623	$460,187
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$6,398	$10,094
Current portion of long-term debt, net of debt issuance costs	1,869	1,829
Deferred revenue	56,041	52,005
Accrued expenses and other current liabilities	23,824	29,856
Total current liabilities	88,132	93,784
Long-term debt, net of debt issuance costs	78,590	79,457
Other long-term liabilities	4,681	4,795
Commitments and contingencies
Stockholders' equity:
Undesignated preferred stock, $0.001 par value; 10,000,000 shares authorized; 0 shares issued and outstanding, respectively	—	—
Common stock, $0.001 par value; authorized 300,000,000 shares; issued 58,723,802 and 58,434,464 shares; outstanding 57,314,168 and 58,434,464 shares, respectively	59	58
Additional paid-in capital	461,390	456,141
Accumulated deficit	(182,438)	(169,594)
Accumulated other comprehensive loss	(4,302)	(4,454)
Treasury stock, 1,409,634 and 0 shares of common stock at cost, respectively	(11,489)	—
Total stockholders' equity	263,220	282,151
Total liabilities and stockholders' equity	$434,623	$460,187

Intralinks Holdings, Inc.
Consolidated Statements of Operations
(In Thousands, Except Share and Per Share Data)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
Revenue	$72,951	$68,975	$143,674	$135,281
Cost of revenue	19,733	19,332	39,606	37,885
Gross profit	53,218	49,643	104,068	97,396
Operating expenses:
Sales and marketing	32,986	32,198	63,339	62,170
General and administrative	17,253	18,605	35,181	36,754
Product development	7,380	6,215	13,970	12,248
Total operating expenses	57,619	57,018	112,490	111,172
Loss from operations	(4,401)	(7,375)	(8,422)	(13,776)
Interest expense	1,133	1,069	2,250	2,199
Amortization of debt issuance costs	143	143	286	286
Other expense (income), net	1,655	(658)	1,112	838
Net loss before income tax	(7,332)	(7,929)	(12,070)	(17,099)
Income tax expense	639	562	774	744
Net loss	$(7,971)	$(8,491)	$(12,844)	$(17,843)
Net loss per common share:
Basic	$(0.14)	$(0.15)	$(0.22)	$(0.31)
Diluted	$(0.14)	$(0.15)	$(0.22)	$(0.31)
Weighted average number of shares:
Basic	57,141,105	56,862,896	57,499,081	56,728,439
Diluted	57,141,105	56,862,896	57,499,081	56,728,439

Intralinks Holdings, Inc.
Consolidated Statements of Cash Flows
(In Thousands)
(unaudited)

	Six months ended June 30,
	2016	2015
Cash flows from operating activities:
Net loss	$(12,844)	$(17,843)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	13,163	13,561
Amortization of intangible assets	12,077	11,975
Stock-based compensation expense	5,404	5,864
Other, net	3,199	1,664
Changes in operating assets and liabilities:
Accounts receivable	(5,024)	(7,630)
Prepaid expenses and other assets	2,107	1,168
Accounts payable	(2,703)	502
Accrued expenses and other liabilities	(6,164)	(3,495)
Deferred revenue	3,453	2,184
Net cash provided by operating activities	12,668	7,950
Cash flows from investing activities:
Capitalized software development costs	(13,429)	(11,212)
Capital expenditures	(1,164)	(2,780)
Maturities of investments	11,284	5,550
Acquisition, net of cash acquired	(6,334)	—
Purchase of a cost method investment	—	(1,000)
Net cash used in investing activities	(9,643)	(9,442)
Cash flows from financing activities:
Purchases of treasury stock	(11,489)	—
Payments on long-term debt	(1,148)	(400)
Other	(154)	(271)
Net cash used in financing activities	(12,791)	(671)
Effect of foreign exchange rate changes on cash and cash equivalents	258	(475)
Net decrease in cash and cash equivalents	(9,508)	(2,638)
Cash and cash equivalents at beginning of period	47,875	40,682
Cash and cash equivalents at end of period	$38,367	$38,044

Intralinks Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In Thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Loss from operations	$(4,401)	$(7,375)	$(8,422)	$(13,776)
Amortization of intangible assets	6,095	5,988	12,077	11,975
Stock-based compensation expense	2,789	2,980	5,404	5,864
Non-GAAP adjusted operating income	$4,483	$1,593	$9,059	$4,063

Net loss	$(7,971)	$(8,491)	$(12,844)	$(17,843)
Amortization of intangible assets	6,095	5,988	12,077	11,975
Stock-based compensation expense	2,789	2,980	5,404	5,864
Impairment of cost method investment	1,500	—	1,500	—
Income tax expense	639	562	774	744
Non-GAAP adjusted net income before tax	3,052	1,039	6,911	740
Non-GAAP income tax expense	1,160	395	2,627	281
Non-GAAP adjusted net income	$1,892	$644	$4,284	$459

Net cash provided by operating activities	$18,005	$16,122	$12,668	$7,950
Capitalized software development costs	(6,771)	(6,109)	(13,429)	(11,212)
Capital expenditures	(8)	(2,347)	(1,164)	(2,780)
Free cash flow	$11,226	$7,666	$(1,925)	$(6,042)

Intralinks Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures - Guidance
(In Thousands)
(unaudited)

	Three Months Ending September 30, 2016	Year Ending December 31, 2016
Loss from operations	$(2,869)	$(11,332)
Amortization of intangible assets	6,068	24,214
Stock-based compensation expense	3,051	11,368
Non-GAAP adjusted operating income	$6,250	$24,250

Net loss	$(5,057)	$(19,519)
Amortization of intangible assets	6,068	24,214
Stock-based compensation expense	3,051	11,368
Impairment of cost method investment	—	1,500
Income tax expense	912	1,977
Non-GAAP adjusted net income before tax	4,974	19,540
Non-GAAP income tax expense	1,890	7,425
Non-GAAP adjusted net income	$3,084	$12,115

Note: All forward-looking figures presented in these tables are stated at the mid-point of the estimated range.